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                                                                      Exhibit 21

                                CoorsTek, Inc.
                             List of Subsidiaries




                                         State/Country
Name of Company                         of Incorporation
---------------                         ----------------



Alumina Ceramics, Inc.                      Arkansas

Coors Ceramics Electronics, Ltd.            Scotland

Coors Ceramicon Designs, Ltd.               Colorado

Coors Technical Ceramics Company           Tennessee

Coors Wear Products, Inc.                   Colorado

Edwards Enterprises                        California

Wilbanks International, Inc.                 Oregon